CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 30 to Registration Statement File No. 033-88082 on Form S-6 of our report dated April 12, 2018, related to the statutory-basis financial statements of New England Life Insurance Company, appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" also in such Prospectus Supplement.

/S/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 25, 2018